                                                                    EXHIBIT 99.1


FRB | WEBER SHANDWICK                                                      NEWS
    | FINANCIAL COMMUNICATIONS




                                                     DAVEL COMMUNICATIONS, INC.
                                                     1001 Lakeside Avenue
                                                     Cleveland, Ohio 44114
                                                     (OTCBB: DAVL.OB)
AT DAVEL COMMUNICATIONS, INC.
John D. Chichester
Chief Executive Officer
 (216) 241-2555


FOR IMMEDIATE RELEASE
---------------------
July 24, 2002


           DAVEL COMMUNICATIONS, INC. AND PHONETEL TECHNOLOGIES, INC.
               FINALIZE MERGER TRANSACTION AND DEBT RESTRUCTURING

TAMPA, FL & CLEVELAND, OH - JULY 24, 2002 - Davel Communications, Inc. (OTCBB:
DAVL.OB) and PhoneTel Technologies, Inc. (OTCBB: PHTE.OB), the nation's two leading publicly traded independent payphone service providers with a combined installed base of approximately 75, 000 payphones, announced today that the merger transaction between the two companies has been completed and the final consolidation of their business operations has begun.

Under the Agreement and Plan of Reorganization and Merger PhoneTel has become a wholly owned subsidiary of Davel. Beginning on July 24, 2002 the combined companies will trade under the OTCBB symbol: DAVL.OB.

Simultaneously with the closing of the merger, the combined companies exchanged approximately $254.0 million of debt outstanding under their existing credit facilities for shares of common stock equaling approximately 91% of Davel's outstanding equity after the merger, on a fully diluted basis, and entered into an Amended, Restated and Consolidated Credit Agreement to replace and combine their existing credit facilities. PhoneTel's and Davel's remaining debt under the Amended, Restated and Consolidated Credit Agreement aggregates $100 million.

John D. Chichester, Chief Executive Officer of the combined companies said, "We are all optimistic about the future of Davel. The combination of the two companies gives us a strong competitive advantage in the payphone service provider industry and we look forward to taking advantage of new business opportunities as they present themselves.

                                     -MORE-

Page -2-

Our two companies have been working diligently together for over a year and the cost reduction steps we have taken during the course of this time have led to improving financial results and an expanding market presence. It is our goal and hope to return to profitability in the near future."

Bruce W. Renard, past President of Davel and a Director of the combined companies added, "It has been a privilege to serve as President of Davel and to work with the management of PhoneTel to accomplish our common goal of bringing the two companies together. I look forward to working with John and his team on a consulting basis and to serving as a member of the board of directors to further the going-forward opportunities for Davel."

Founded in 1979, Davel Communications, Inc. is the largest independent payphone provider in the United States. Headquartered in Cleveland Ohio, Davel operates in 48 states and the District of Columbia.

Materials included in this document contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. The factors that could cause actual results of Davel to differ materially, many of which are beyond the control of Davel include, but are not limited to, the following: (1) the businesses of Davel and PhoneTel may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected benefits and synergies from the combination may not be realized within the expected time frame or at all;
(3) revenues following the transaction may be lower than expected; (4) operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers may be greater than expected following the transaction; (5) generating incremental growth in the customer base of the combined company may be more costly or difficult than expected; (6) the effects of legislative and regulatory changes; (7) the tax treatment of the proposed transactions; (8) an inability to retain necessary authorizations from the FCC and state utility or telecommunications authorities; (9) an increase in competition from cellular phone and other wireless products and wireless service providers; (10) the introduction of new technologies and competitors into the telecommunications industry; (11) changes in labor, telephone line service, equipment and capital costs; (12) future acquisitions, strategic partnerships and divestitures; (13) general business and economic conditions; and (14) other risks described in the Annual Reports on Form 10-K for the year ended December 31, 2001 and other periodic reports filed by Davel and PhoneTel with the Securities and Exchange Commission. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words, to be uncertain and forward-looking. This cautionary statement applies to all forward-looking statements included in this document.

                                       ###